Exhibit 4.1

THE SECURITIES BEING OFFERED BY VIRTUALARMOUR INTERNATIONAL INC. HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”) OR APPLICABLE STATE BLUE SKY OR SECURITIES LAWS AND ARE OFFERED UNDER AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH LAWS. ALTHOUGH AN OFFERING CIRCULAR HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, THAT OFFERING CIRCULAR DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
THE SECURITIES INVOLVE A VERY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.
INVESTORS ARE REQUIRED TO REPRESENT IN THIS SUBSCRIPTION AGREEMENT THAT THEY MEET CERTAIN QUALIFICATION CRITERIA SET FORTH HEREIN.  IN ADDITION, INVESTORS MAY BE REQUIRED TO FURNISH WRITTEN EVIDENCE OF COMPLIANCE WITH ANY ADDITIONAL OR GREATER SUITABILITY STANDARDS AS MAY BE IMPOSED UNDER APPLICABLE SECURITIES LAWS.
THE ISSUER IS ONLY OFFERING THE SECURITIES IN BRITISH COLUMBIA, ONTARIO AND QUÉBEC.

VIRTUALARMOUR INTERNATIONAL INC.
SUBSCRIPTION AGREEMENT – COMMON STOCK
Instructions
1.	Complete and sign pages 1 and 2 of the Subscription Agreement.
2.	Complete and sign the U.S. Accredited Investor Certificate attached as Schedule A to the Subscription Agreement.
3.
Complete and sign the Canadian Accredited Investor Certificate attached as Schedule B to the Subscription Agreement (including, if applicable, the Risk Acknowledgement Form for Individual Accredited Investors attached as Appendix I to Schedule B).

4.
Deliver a completed and signed copy of this Subscription Agreement and both Schedules to Burns Figa & Will PC, Attn: Victoria Bantz, 6400 S Fiddlers Green Circle, Suite 1000, Centennial, Colorado 80111, Email: vbantz@bfwlaw.com.

5.	Remit payment to the Escrow Agent for the Subscription Proceeds by wire transfer price in United States dollars to the following escrow account:

Bank:
Account Name:
Account Number:
Routing Number:
Swift Code:

SUBSCRIPTION AGREEMENT

To:	VirtualArmour International Inc. (the “Company”), a Colorado corporation, of 8085 S Chester Street, Suite 108, Centennial, Colorado 80112
The undersigned (the “Subscriber”) irrevocably tenders to the Company this subscription offer which, upon acceptance by the Company, will constitute an agreement of the Subscriber to subscribe for, take up, purchase and pay for and, on the part of the Company, to issue and sell to the Subscriber the number of shares of common stock (the “Shares”) of the Company at a price of US$____ per Share set out below on the terms and subject to the conditions set out in this Subscription Agreement.
Number of Shares:	___________
Total Purchase Price: (Minimum US$25,000)	US$___________

DATED this ____ day of ___, 2017.

__________________________________ (Name of Subscriber – please print)	__________________________________ (Subscriber’s Residential or Head Office Address)
by: __________________________________ (Official Capacity or Title – please print)	_________________________________
__________________________________ Authorized Signature	__________________________________ (Telephone Number)
__________________________________ Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.)	__________________________________ (E-mail Address) __________________________________ (Tax ID # or Social Insurance Number)

Registration Instructions (if other than in name of Subscriber):	Delivery Instructions (if other than the address above):
__________________________________ Name	__________________________________ Account reference, if applicable
__________________________________ Account reference, if applicable	__________________________________ Contact Name
__________________________________Address	__________________________________ Address
__________________________________	__________________________________
__________________________________ Telephone Number
__________________________________ Facsimile Number

Present Ownership of Securities
The Subscriber either [check appropriate box]:

owns directly or indirectly, or exercises control or direction over, no common shares in the capital stock of the Company or securities convertible into common shares in the capital stock of the Company; or

owns directly or indirectly, or exercises control or direction over, __________ common shares in the capital stock of the Company, and convertible securities entitling the Subscriber to acquire an additional __________ common shares in the capital stock of the Company.

Insider Status
The Subscriber either [check appropriate box]:

is an “Insider” of the Company as defined in the Securities Act (British Columbia); or
is not an Insider of the Company.

Registrant Status
The Subscriber is either [check appropriate box]:

is a “Registrant” as defined in the Securities Act (British Columbia); or
is not a Registrant

This subscription is accepted by VirutalArmour International Inc. this _____ day of _______________, 2017.

 VIRTUALARMOUR INTERNATIONAL INC.

Per: __________________________________
 Authorized Signatory

NOTE:  The information collected herein will be used by the Company in determining whether the Subscriber meets the requirements for the applicable prospectus and registration exemptions, for making certain filings with applicable regulatory authorities and for meeting its requirements under securities legislation with respect to the mailing of continuous disclosure materials of the Company to the Subscriber.  By signing this agreement, the Subscriber hereby consents to the collection and use of all of the Subscriber’s personal information contained herein by the Company for the above referenced purposes.

1.	INTERPRETATION
1.1	In this Subscription Agreement, unless the context otherwise requires:
(a)
“Applicable Securities Laws” means the securities legislation of the Private Placement Jurisdictions and the regulations, rules, administrative policy statements, instruments, blanket orders, notices, directions and rulings issued or adopted by the Securities Commissions, all as amended;

(b)	“Canadian Accredited Investor” means an “accredited investor” within the meaning of NI 45-106;
(c)	“Canadian Accredited Investor Certificate” means the certificate attached to this Subscription Agreement as Schedule B;
(d)	“Canadian Private Placement Memorandum” means the Company’s Canadian Private Placement Memorandum dated _______, 2017;
(e)	“Closing” means the completion of the purchase and sale of the Subscriber’s Shares pursuant to this Subscription Agreement;
(f)	“Closing Date” means the date of completion of the sale of Shares under the Private Placement as may be determined by the Company;
(g)	“Company” has the meaning set forth on page 1 of this Subscription Agreement;
(h)	“Escrow Agent” means Burns Figa & Will PC;
(i)	“Minimum Private Placement Size” has the meaning set forth in Section 2.1;
(j)	“NI 45-106” means National Instrument 45-106 - Prospectus Exemptions published by the Canadian Securities Administrators;
(k)	“Parties” or “Party” means the Subscriber, the Company or both, as the context requires;
(l)	“Private Placement” has the meaning set forth in Section 2.1;
(m)	“Private Placement Jurisdictions” means British Columbia, Ontario and Québec;
(n)	“Regulation D” means Regulation D under the U.S. Securities Act;
(o)	“SEC” means the United States Securities and Exchange Commission;
(p)	“Securities Commissions” means the SEC and the provincial securities commission in each of the Private Placement Jurisdictions;
(q)	“Share” has the meaning set forth on page 1 of this Subscription Agreement;
(r)	“Shareholding Confirmation” means the written confirmation Subscribers will receive from the Transfer Agent following Closing;
(s)	“Subscriber’s Shares” means those Shares which the Subscriber has agreed to purchase under this Subscription Agreement;

(t)
“Subscription Agreement” means this subscription agreement to be entered into between the Company and the Subscriber for the purchase of Shares and includes all schedules and appendices attached hereto, in each case as they may be amended or supplemented from time to time;

(u)	“Subscription Proceeds” means the gross proceeds from the sale of the Subscriber’s Shares;
(v)	“Transfer Agent” means Computershare Investor Services Inc.;
(w)	“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;
(x)	“U.S. Accredited Investor” means an “accredited investor” within the meaning of Rule 501(a) of Regulation D;
(y)	“U.S. Accredited Investor Certificate” means the certificate attached to this Subscription Agreement as Schedule A;
(z)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.
1.2   Time is of the essence of this Subscription Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).
1.3   This Subscription Agreement is to be read with all changes in gender or number as required by the context.
1.4   The headings in this Subscription Agreement are for convenience of reference only and do not affect the interpretation of this Subscription Agreement.
1.5   Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.
1.6   Unless otherwise indicated, all dollar amounts referred to in this Subscription Agreement are in lawful currency of the United States.
1.7   This Subscription Agreement is made under, shall be construed in accordance with, and shall be governed by the laws of the Colorado, without regard to conflicts of laws principles.
2.	THE PRIVATE PLACEMENT
2.1 This Subscription Agreement is being entered into pursuant to an offering of Shares at US$_____ per Share (the “Private Placement”) pursuant to the terms of the Canadian Private Placement Memorandum. There is a minimum investment of US$25,000 and purchase of ____ shares per investor in the Private Placement.  The maximum aggregate amount of the Private Placement is US$__________. The minimum aggregate amount of the Private Placement is US$300,000 (the “Minimum Private Placement Size”).  All funds received in the Private Placement will be deposited with the Escrow Agent until Closing.  If the Issuer does not meet the Minimum Private Placement Size, the Subscription Proceeds will be released by the Escrow Agent to the Subscriber.
2.2 By executing this Subscription Agreement, the Subscriber offers to purchase from the Company that number of Shares set forth on the first page hereof, subject to the terms and conditions set out herein.  The Subscriber acknowledges that the offer is subject to: (a) the acceptance of this subscription by the Company, (b) delivery by the Subscriber of the documents set out in Section 5.2, (c) receipt of all necessary regulatory approvals, and (d) certain other terms and conditions as set forth herein.  Upon the Company’s acceptance of this subscription, this Subscription Agreement will constitute an agreement for the purchase by the Subscriber from the Company and for the Company to issue and sell to the Subscriber, the number of Shares set forth on the first page hereof on the terms and conditions set forth herein.

2.3 The Subscriber acknowledges and agrees that the Company reserves the right, in its sole and absolute discretion, to accept or reject this subscription for Shares for any reason or no reason, in whole or in part, at any time prior to acceptance thereof, notwithstanding execution of this Subscription Agreement by or on behalf of the Investor.
2.4 The Subscription Proceeds will be deposited with the Escrow Agent and upon the Company’s acceptance of this Subscription Agreement, it will issue the Subscriber’s Shares, provided that the Minimum Private Placement Size has been met.  If the Company does not meet the Minimum Private Placement Size, the Subscription Proceeds will be released by the Escrow Agent to the Subscriber.
2.5 The Private Placement is not, and under no circumstance is to be construed as, a public offering of the Shares.  The Private Placement is not being made, and this subscription does not constitute an offer to sell or the solicitation of an offer to buy the Shares in any jurisdiction where, or to any person whom, it is unlawful to make such an offer or solicitation.
3.	REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGEMENTS OF THE SUBSCRIBER
3.1           The Subscriber acknowledges, represents, warrants and covenants to and with the Company that:
(a)
the Subscriber has (i) been furnished with, and has carefully read, the Canadian Private Placement Memorandum and this Subscription Agreement, as well as all other documents referenced in the Canadian Private Placement Memorandum concerning the terms and conditions of the offering and other matters pertaining to an investment in the Company and (ii) had the opportunity to obtain any additional information which the Company can acquire without unreasonable effort or expense that is appropriate to evaluate the merits and risks of an investment in the Company.  In considering a subscription for Shares, the Subscriber has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Company or any officer, employee, agent or affiliate thereof pursuant to the Canadian Private Placement Memorandum or otherwise, other than as set forth in this Subscription Agreement.  The Subscriber has carefully considered and has, to the extent it believes such discussion necessary, discussed with legal, tax, accounting and financial advisers the suitability of an investment in the Company in light of its particular tax and financial situation, and has determined that the Shares being subscribed for by it hereunder are a suitable investment for the Subscriber.  The Subscriber’s decision to subscribe for the Shares has not been made in reliance upon any representation, warranty or guarantee as to the performance to be achieved by the Company;

(b)
the Subscriber (either alone or together with any advisors retained by such person in connection with evaluating the merits and risks of prospective investments) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of purchasing the Shares including the risks set forth in the Canadian Private Placement Memorandum, and is able to bear the economic risk of such investment, including a complete loss.  The Subscriber understands that (i) no market for resale of any Share exists or is expected to develop and (ii) the Subscriber may not be able to liquidate its investment in the Company;

(c)
the offer and sale of the Shares was made exclusively through the final version of the Canadian Private Placement Memorandum and was not made through an advertisement of the Shares in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising in Canada;

(d)	the Subscriber has reviewed and acknowledges the terms referred to below under the section entitled “Resale Restrictions”;
(e)
the Subscriber is purchasing as principal, or is deemed to be purchasing as principal in accordance with Applicable Securities Laws, for its own account and not as agent for the benefit of another person, and in either case is purchasing the Subscriber’s Shares for investment only and not with a view to the resale or distribution of all or any of the Subscriber’s Shares;

(f)
the Subscriber certifies that it is resident in the jurisdiction set out under “Subscriber’s Residential or Head Office Address” on page 1 of this Subscription Agreement which address is the residence or principal place of business of the Subscriber, and such address was not obtained or used solely for the purpose of acquiring the Subscriber’s Shares;

(g)
the Subscriber understands that the Shares have not been registered under the U.S. Securities Act. The Subscriber also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the U.S. Securities Act based in part upon the Subscriber’s representations contained in this Subscription agreement;

(h)	the Subscriber meets the definintion of a U.S. Accredited Investor and has completed and signed the U.S. Accredited Investor Certificate attached as Schedule A hereto;
(i)
the Subscriber is entitled under applicable Canadian securities laws to purchase the Shares without the benefit of a prospectus qualified under such securities laws, and without limiting the generality of the foregoing, the Subscriber is a Canadian Accredited Investor and has completed and signed the Canadian Accredited Investor Certificate attached as Schedule B hereto (including if applicable, the Risk Acknowledgement Form for Individual Accredited Investors attached as Appendix I to Schedule B);

(j)
the Subscriber was not created or used solely to purchase or hold the Shares in reliance upon an exemption from the prospectus or registration requirements of Applicable Securities Laws. Without limiting the foregoing, the Subscriber is not a person created or used solely to purchase or hold the Shares as a Canadian Accredited Investor as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106;

(k)
the Subscriber acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. The Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the securities on any market or take any steps (including registration under the U.S. Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Shares. The Subscriber acknowledges that it is able to bear the economic risk of losing subscriber’s entire investment in the Shares. The Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of the Shares;

(l)	no person has made to the Subscriber any written or oral representations:
(i)	that any person will resell or repurchase any of the Shares;
(ii)	that any person will refund the purchase price of any of the Shares; or
(iii)	as to the future price or value of any of the Shares;
(m)
the Subscriber will not become a "control person" (as defined in the Applicable Securities Laws) by virtue of the purchase of the Subscriber’s Shares, and does not intend to act in concert with any other person to form a control group of the Company;

(n)	the Subscriber acknowledges that:
(i)	no Securities Commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(ii)	there is no government or other insurance covering the Shares;
(iii)	there are risks associated with the purchase of the Shares;
(iv)
there are restrictions on the Subscriber’s ability to resell the Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Shares; and

(v)
the Company has advised the Subscriber that the Company is relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Applicable Securities Laws and, as a consequence of acquiring Shares pursuant to this exemption, certain protections, rights and remedies provided by the Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Subscriber;

(o)
this subscription has not been solicited in any other manner contrary to the Applicable Securities Laws, and the Subscriber acknowledges that the Subscriber will not receive an offering memorandum or other disclosure document in respect of the Company other than the Canadian Private Placement Memorandum;

(p)
there are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon the Subscriber. The Subscriber will indemnify and hold the Company harmless against any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim;

(q)	none of the Subscription Proceeds are, to its knowledge, proceeds obtained or derived, directly or indirectly, as a result of illegal activities and that:
(i)
the funds being used to purchase Shares and advanced by or on behalf of the Subscriber to the Escrow Agent do not represent proceeds of crime for the purpose of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”);

(ii)
the Subscriber is not a person or entity with or in respect of whom transactions may be prohibited under Part II.1 of the Criminal Code (Canada) or under the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (the “RIUNRST”), the United Nations Al-Qaida and Taliban Regulations (the “UNAQTR”), the United Nations Côte d’Ivoire Regulations (the “Côte d’Ivoire Regulations”), the Regulations Implementing the United Nations Resolution on the Democratic People’s Republic of Korea (the “UNRDPRK”), the United Nations Democratic Republic of the Congo Regulations (the “Congo Regulations”), the Regulations Implementing the United Nations Resolution on Eritrea (the “RIUNRE”), the Regulations Implementing the United Nations Resolution on Iran (the “RIUNRI”), the United Nations Liberia Regulations (the “Liberia Regulations”), the Regulations Implementing the United Nations Resolutions on Somalia (the “RIUNRS”), the United Nations Sudan Regulations (the “Sudan Regulations”), the Regulations Implementing the United Nations Resolutions on Libya (the “Libya Regulations”), the Special Economic Measures (Burma) Regulations (the “Burma Regulations”), the Special Economic Measures (Iran) Regulations (the “Iran Regulations”), the Special Economic Measures (Zimbabwe) Regulations (the “Zimbabwe Regulations”), the Freezing Assets of Corrupt Foreign Officials (Tunisia and Egypt) Regulations (the “FACPA Tunisia and Egypt Regulations”), the Special Economic Measures (Syria) Regulations (the “Syria Regulations”), the Special Economic Measures (DPRK) Regulations (the “DPRK Regulations”), the Special Economic Measures (Russia) Regulations (the “Russia Regulations”), the Freezing Assets of Corrupt Foreign Officials (Ukraine) Regulations (“FACPA Ukraine”), the Special Economic Measures (Ukraine) Regulations (the “Ukraine Regulations”), the Regulations Implementing the United Nations Resolutions on the Central African Republic (the “CAR Regulations”), the Regulations Implementing the United Nations Resolution on Yemen (the “Yemen Regulations”), or the Special Economic Measures (South Sudan) Regulations (the “South Sudan Regulations”);

(iii)
the Company may in the future be required by law to disclose the Subscriber’s name and other information relating to the Subscriber and any purchase of the Shares, on a confidential basis, pursuant to the PCMLTFA, Criminal Code (Canada), RIUNRST, UNAQTR, UNRDPRK, RIUNRE, RIUNRI, RIUNRS, the Côte d’Ivoire Regulations, the Congo Regulations, the Liberia Regulations, the Sudan Regulations, the Libya Regulations, the Burma Regulations, the Iran Regulations, the Zimbabwe Regulations, the FACPA Tunisia and Egypt Regulations, the Syria Regulations, the DPRK Regulations, the Russia Regulations, FACPA Ukraine, the Ukraine Regulations, the CAR Regulations, the Yemen Regulations, the South Sudan Regulations or as otherwise may be required by applicable laws, regulations or rules, and by accepting delivery of this Canadian Private Placement Memorandum, the Subscriber will be deemed to have agreed to the foregoing;

(iv)
the funds representing the Subscription Proceeds which will be advanced by the Subscriber to the Issuer hereunder have been directly or indirectly derived from, or related to, any activity that may contravene federal, state, or international laws and regulations, including anti-money laundering laws and regulation including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) and regulations of the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC). The Subscriber is not acting directly or indirectly for or on behalf of any person, group, entity, or nation named by any Executive Order of the U.S. as a terrorist, Specially Designated National and Blocked Person (“SDN”) or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by OFAC.  The Subscriber and its affiliates are not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of any SDN. To the best of the knowledge of the Subscriber, the Subscriber agrees that (a) none of the Subscription Proceeds (i) have been or will be derived directly or indirectly from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber and, (b) the Subscriber agrees to promptly notify the Issuer if it discovers that any of such representations cease to be true, and to provide the Issuer with appropriate information in connection therewith

(v)	to the best of the Subscriber’s knowledge, none of the Subscription Proceeds are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and
(vi)
the Subscriber shall promptly notify the Company if the Subscriber discovers that any of the representations contained in this paragraph (q) cease to be true, and shall provide the Company with appropriate information in connection therewith;

(r)
where required by Applicable Securities Laws, regulations or rules, the Subscriber will execute, deliver and file such reports, undertakings and other documents relating to the purchase of the Shares by the investor as may be required by such laws, regulations and rules, or assist the Company in obtaining and filing such reports, undertakings and other documents;

(s)
the Subscriber acknowledges that it should consult its own legal, financial and tax advisers with respect to the tax consequences of an investment in the Shares in its particular circumstances and with respect to the eligibility of the Shares for investment by such Subscriber under relevant Canadian legislation and regulations, and that such Subscriber has not relied on the Company, any dealer or their authorized agents or the contents of the subscription documents, or any related offering materials authorized and approved by the Company, for distribution to the such Subscriber for any legal, financial or tax advice;

(t)
the Subscriber does not have knowledge of a “material fact” or “material change” (as those terms are defined in the Applicable Securities Laws) in the affairs of the Company that has not been generally disclosed to the public, save knowledge of this particular transaction;

(u)
the Subscriber’s decision to tender this offer and purchase the Subscriber’s Shares has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Company or any other person and is based entirely upon this Subscription Agreement, the Canadian Private Placement Memorandum and currently available public information concerning the Company;

(v)
the Company will have the right to accept this subscription offer in whole or in part and the acceptance of this subscription offer will be conditional upon the sale of the Subscriber’s Shares to the Subscriber being exempt from the prospectus and registration requirements under applicable relevant securities legislation;

(w)
the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if an individual is of full age of majority, in the jurisdiction in which the Subscriber is resident, and if the Subscriber is a corporation it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and all necessary approvals by its directors, shareholders and others have been given to authorize the execution of this Subscription Agreement on behalf of the Subscriber;

(x)
the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber, if applicable, or of any agreement, written or oral, to which the Subscriber, if applicable, may be a party or by which it is or may be bound;

(y)	this Subscription Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber;
(z)
the Subscriber has been advised to consult its own legal advisors with respect to tax matters and the applicable hold periods imposed in respect of the Shares by applicable securities legislation and regulatory policies and confirms that no representations by the Company have been made respecting the hold periods applicable to the Shares;

(aa)
the Subscriber is aware of the risks and other characteristics of the Shares and of the fact that the Subscriber may not be able to resell the Shares purchased by it except in accordance with the Applicable Securities Laws and regulatory policies and that the Shares may be subject to resale restrictions and may bear a legend to this effect;

(bb)
if required by Applicable Securities Laws, policy or order or by any Securities Commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Company in filing, such reports, undertakings and other documents with respect to the issue of the Shares as may be required;

(cc)
the Subscriber has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment;

(dd)
the Subscriber understands and agrees that there may be material tax consequences to it of an acquisition, holding, exercise or disposition of the Shares.  The Company gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under any tax law of its acquisition, holding or disposition of Shares;

(ee)
the Subscriber acknowledges that it is not aware of the payment of any commission or other remuneration to any person in connection with the execution of this transaction or the purchase of the Shares, other than as specifically provided in the US Offering Circular;

(ff)	it acknowledges that the Company’s counsel is acting as counsel to the Company and not as counsel to the Subscriber;
(gg)
the Subscriber agrees that the Company may be required by law or otherwise to disclose to regulatory authorities the identity of the Subscriber and if applicable the beneficial purchaser for whom the Subscriber may be acting; and

(hh)
the Subscriber agrees that the above representations, warranties, covenants and acknowledgements in this subsection will be true and correct both as of the execution of this subscription and as of the day of Closing.

3.2    In addition, each Subscriber who is resident of Ontario represents to the Company that such Subscriber:
(a)	has been notified by the Company:
(i)
that the Company may be required to provide certain personal information (“personal information”) pertaining to the investor as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number and the number and value of any Shares purchased), which Form 45-106F1 may be required to be filed by the Company under NI 45-106;

(ii)	that such personal information may be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45-106;
(iii)	that such personal information is collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario;
(iv)	that such personal information is collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and
(v)
that the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Support Clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684; and

(b)	has authorized the indirect collection of the personal information by the OSC.
3.3   Further, the Subscriber acknowledges that its name, address, telephone number and other specified information, including the number of Shares it has purchased and the aggregate purchase price paid by the investor, may be disclosed to other Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable Canadian laws. By purchasing Shares, the investor consents to the disclosure of such information.

3.4   The representations, warranties, covenants and acknowledgements made by the Subscriber contained in this Subscription Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the Closing of the Private Placement and shall continue in full force and effect for the benefit of the Company, for a period of 24 months following the Closing Date. After such 24 month period, the Subscriber shall be released from all obligations and liabilities in respect of the representations, warranties and covenants made by the Subscriber and contained in this Subscription Agreement, except with respect to any claim made by the Company prior to the expiration of such period.
4.	INDEMNITY
4.1    The representations, warranties, covenants and acknowledgements contained herein (including those given in any representation letter executed and delivered by the Subscriber pursuant to the provisions hereof) will survive Closing and the issuance of the Subscriber’s Shares and are made by the Subscriber with the intent that they be relied upon by the Company and its counsel in determining the Subscriber’s suitability as a purchaser of Shares, and the Subscriber hereby agrees to indemnify the Company and its affiliates, shareholders, directors, officers, employees, agents (including counsel), advisors and shareholders against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon.  The Subscriber undertakes to notify the Company immediately of any change in any representation, warranty or other material information relating to the Subscriber set forth in this Subscription Agreement which takes place prior to the Closing Date.
5.	CLOSING
5.1   The Closing will take place on such date or dates to be determined by the Company.
5.2   Upon execution of this Subscription Agreement, the Subscriber will deliver to the Company:
(a)	this Subscription Agreement, duly executed by the Subscriber;
(b)	payment by wire transfer or ACH payment in United States dollars to the Escrow Agent pursuant to the instructions set forth above, for the total Subscription Proceeds;
(c)	completed and duly executed Schedules A and B attached hereto;
(d)	any further documentation as may be reasonably requested by the Company to confirm eligibility of the Subscriber under applicable securities laws; and
(e)
any further documentation as required under securities legislation or by any applicable stock exchange or other regulatory authority and the Subscriber covenants and agrees to do so upon request by the Company.

5.3    At Closing, the Subscriber’s Shares will be issued by the Transfer Agent in book-entry only format and will be represented by a stock transfer ledger, maintained by the Transfer Agent. The Subscriber will receive a Shareholding Confirmation from the Transfer Agent following Closing.
5.4   Upon completion of the Closing, the Company is irrevocably entitled to the Subscription Proceeds, subject to the rights of the Subscriber under this Subscription Agreement and any applicable laws.
6.	RESALE RESTRICTIONS
6.1   The Subscriber understands and acknowledges that the Shares will be subject to resale restrictions under Applicable Securities Laws, the terms of which may be endorsed on the Shareholding Confirmation as a printed legend, and the Subscriber agrees to comply with such resale restrictions.  The Subscriber also acknowledges that it has been advised to consult its own independent legal advisor with respect to the applicable resale restrictions and the Subscriber is solely responsible (and the Company is not responsible) for complying with such restrictions and the Company is not responsible for ensuring compliance by the Subscriber with the applicable resale restrictions.

6.2   If the Subscriber is a Canadian resident, the Subscriber understands and acknowledges that, until such time as the same is no longer required under applicable requirements of Applicable Securities Laws, the Shareholding Confirmation will bear the following legends in addition to any other legends that may be required to be endorsed thereon:
“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE ●”;
in such case with the ● completed to reflect the date that is four months plus one day following the date on which the Shares are issued.
7.	MISCELLANEOUS
7.1   All Disputes arising out of or relating to this Subscription Agreement and all actions to enforce this Agreement shall be adjudicated in the state courts of Colorado or the federal courts sitting in the City and County of Denver, Colorado.  The parties hereto irrevocably submit to the jurisdiction of such courts in any suit, action or proceeding relating to any such Dispute.  So far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process or as permitted by law, shall be necessary in order to confer jurisdiction upon the undersigned in any such court. For the purposes of the foregoing, the term “Dispute” means all claims, disputes, or other controversies arising out of, or relating to, this Subscription Agreement, the purchase of the Shares, and any other claims, disputes, or controversies arising out of or relating to the management or operations under this Subscription Agreement or the purchase of the Shares as described herein.
7.2   The Subscriber agrees to make, execute and deliver any and all further assurances or other documents necessary to give full force and effect to the meaning and intent of this Subscription Agreement, including any such documentation that the Company may require to verify eligibility of the Subscriber under applicable securities laws.
7.3   This Subscription Agreement, which includes any interest granted or right arising under this Subscription Agreement, may not be assigned or transferred.
7.4   Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the Parties with respect to the Shares and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Company or by anyone else.
7.5   The parties may amend this Subscription Agreement only in writing.
7.6   This Subscription Agreement enures to the benefit of and is binding upon the Parties and, as the case may be, their respective heirs, executors, administrators and successors.
7.7   A Party will give all notices or other written communications to the other Party concerning this Subscription Agreement by hand or by registered mail addressed to such other Party’s respective address which is noted on page 1 of this Subscription Agreement.
7.8   This Subscription Agreement may be executed in counterparts, each of which when delivered will be deemed to be an original and all of which together will constitute one and the same document and the Company will be entitled to rely on delivery by facsimile machine of an executed copy of this subscription, and acceptance by the Company of such facsimile copy will be equally effective to create a valid and binding agreement between the Subscriber and the Company as if the Company had accepted the subscription originally executed by the Subscriber.

7.9   The Subscriber hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the Shares (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only.  Chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

SCHEDULE A
U.S. ACCREDITED INVESTOR CERTIFICATE

The categories listed herein contain certain specifically defined terms. Terms not otherwise defined herein have the meanings attributed to them in the Subscription Agreement and in Applicable Securities Laws. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your legal advisor before completing this certificate.

In connection with the purchase by the undersigned Subscriber of the Shares, the Subscriber hereby represents, warrants, covenants and certifies to the Company (and acknowledges that the Company and its legal counsel is relying thereon) that:
(i)	the Subscriber is purchasing the Shares as principal for its own account and not for the benefit of any other person;
(ii)
the Subscriber is an “accredited investor” within the meaning of Applicable Securities Laws on the basis that the undersigned fits within one of the categories of an “accredited investor” reproduced below, beside which the undersigned has indicated the undersigned belongs to such category;

(iii)	the Subscriber was not created or used solely to purchase or hold securities as an accredited investor; and
(iv)	upon execution of this Schedule A by the Subscriber, this Schedule A shall be incorporated into and form a part of the Subscription Agreement.

The undersigned understands that the Company is relying on this information in determining to sell securities to the undersigned in a manner exempt from the prospectus requirements of the Applicable Securities Laws (as defined in the attached Subscription Agreement) and that the Company may require additional information or action to be taken by the undersigned to verify the undersigned’s eligibility for this exemption.

PLACE YOUR INITIALS BESIDE EACH CATEGORY BELOW WHICH APPLIES TO YOU.

___
(a)    an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Employee Retirement Income Security Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are otherwise accredited investors;

___	(b) a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;
___
(c)    an organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, Massachusetts or similar business trust, or a partnership (in each case not formed for the specific purpose of acquiring the Shares) with total assets in excess of US$5,000,000;

___
(d)    a natural person whose net worth, individually or jointly with spouse, exceeds US$1,000,000 at this time (excluding the value of that person’s primary residence and excluding any debt up to (and not exceeding) the value of the residence, but adding back any debt incurred within 60 days of this subscription unless incurred in connection with the purchase of the primary residence);

___
(e)    a natural person who had an individual income in excess of US$200,000 in each of the two most recent calendar years or joint income with spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same level of income in the current calendar year;

___
(f)     a trust with total assets in excess of US$5,000,000 not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Shares;

___
(g)    a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity;

___	(h) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;
___	(i) an insurance company as defined in Section 2(13) of the Act;
___	(j) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940;
___	(k) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;
___
(l)     a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000;

___	(m) any entity in which all the equity owners are accredited investors (i.e., by virtue of their meeting any of the other tests for an “accredited investor”);
___	(n) any director or executive officer of the Company;

The foregoing representations contained in this U.S. Accredited Investor Certificate are true and accurate as of the date of this Certificate and will be true and accurate as of the time of issuance of the Shares.  If any such representations shall not be true and accurate prior to the time of issuance of the Shares, the undersigned shall give immediate written notice of such fact to the Company and its legal counsel prior to the time of issuance of the Shares.

Dated: __________________________	Signed: _________________________________

_________________________________ Witness (If Subscriber is an Individual)	_________________________________________ Print the name of Subscriber

_________________________________ Print Name of Witness	_________________________________________ If Subscriber is a corporation, print name and title of Authorized Signing Officer

SCHEDULE B
CANADIAN ACCREDITED INVESTOR CERTIFICATE

The categories listed herein contain certain specifically defined terms. Terms not otherwise defined herein have the meanings attributed to them in the Subscription Agreement and in National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) promulgated under the Applicable Securities Laws. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your legal advisor before completing this certificate.

In connection with the purchase by the undersigned Subscriber of the Shares, the Subscriber hereby represents, warrants, covenants and certifies to the Company (and acknowledges that the Company and its legal counsel is relying thereon) that:
(v)	the Subscriber is purchasing the Shares as principal for its own account and not for the benefit of any other person;
(vi)
the Subscriber is an “accredited investor” within the meaning of NI 45-106 on the basis that the undersigned fits within one of the categories of an “accredited investor” reproduced below, beside which the undersigned has indicated the undersigned belongs to such category;

(vii)	the Subscriber was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) below; and
(viii)	upon execution of this Schedule B by the Subscriber, this Schedule B shall be incorporated into and form a part of the Subscription Agreement.

The undersigned understands that the Company is relying on this information in determining to sell securities to the undersigned in a manner exempt from the prospectus requirements of the Applicable Securities Laws (as defined in the attached Subscription Agreement) and that the Company may require additional information or action to be taken by the undersigned to verify the undersigned’s eligibility for this exemption.

Note: Individual subscribers must complete the Risk Acknowledgement Form  included at Appendix I to this Schedule B unless they check item (j.1) below.

PLACE YOUR INITIALS BESIDE EACH CATEGORY BELOW WHICH APPLIES TO YOU.

IN COMPLETING THIS CERTIFICATE, PLEASE REVIEW THE DEFINITIONS WHICH APPEAR AT THE END OF THIS CERTIFICATE, AND THE GUIDANCE WHICH APPEARS IN THE FOOTNOTES TO THIS CERTIFICATE.

____
(a)   a Canadian financial institution (as defined under NI 45-106 or, if in Ontario, as described in paragraph 1, 2 or 3 of subsection 73.1 of the Securities Act (Ontario)), or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

____	(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
____
(c)   a subsidiary of any person referred to in paragraphs (a) or (b), if  the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

____	(d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer (if in Ontario, except as otherwise prescribed by the regulations);

____	(e) an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);
____
(e.1) an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

____	(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;
____
(g)  a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

____	(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
____	(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;
____
(j)  an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CAD$1,000,000;

(Note: If you initial next to this category you must also complete and sign the Risk Acknowledgement Form for Individual Accredited Investors below attached as Appendix I to this Schedule B)

____	(j.1) an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD$5,000,000;
____
(k)  an individual whose net income before taxes exceeded CAD$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CAD$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(Note: If you initial next to this category you must also complete and sign the Risk Acknowledgement Form for Individual Accredited Investors below attached as Appendix I to this Schedule B)

____
(l) an individual who, either alone or with a spouse, has net assets of at least CAD$5,000,000;

(Note: If you initial next to this category you must also complete and sign the Risk Acknowledgement Form for Individual Accredited Investors below attached as Appendix I to this Schedule B)

____
(m) a person, other than an individual or investment fund, that has net assets of at least CAD$5,000,000 as shown on its most recently prepared financial statements and was not created, or is used, solely to purchase or hold securities as an accredited investor;

____
(n) an investment fund that distributes or has distributed its securities only to:

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 – Minimum Amount Investment and 2.19 – Additional Investment in Investment Funds of NI 45-106, or;

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 – Investment Fund Reinvestments of NI 45-106;

____
(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator, or in Québec, the securities regulatory authority, has issued a receipt;

____
(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a  jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a  fully managed account managed by the trust company or trust corporation, as the case may be;

____
(q) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

____
(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

____	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (d) or paragraph (i) in form and function; or
____
(t) a person in respect of which all of the owners of interests, direct, indirect,  or beneficial, except the voting securities required by law to be owned by directors, are persons that are Accredited Investors;

____	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;
____	(v) a person that is recognized or designated by the securities regulatory authority or, except in Québec, the regulator as an accredited investor; or
____
(w) a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former souse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

DEFINED TERMS
“bank” means a bank named in Schedule I or II of the Bank Act (Canada).
“Canadian financial institution” means
(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under Section 473(1) of that Act, or
(b)
a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada.

“control person” means any person that holds or is one of a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, that holds
(a)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or
(b)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer.

“director” means
(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and
(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company.
“eligibility adviser” means
(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and
(b)
in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and
(ii)
have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months.

“executive officer” means, for an issuer, an individual who is
(a)	a chair, vice-chair or president,
(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or
(c)	performing a policy-making function in respect of the issuer;
“financial assets” means
(a)	cash,
(b)	securities, or
(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.
“founder” means, in respect of an issuer, a person who,
(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and
(b)	at the time of the trade is actively involved in the business of the issuer;
“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction.

“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes: (i) an employee venture capital corporation that does not have a restricted constitution and is registered under Part 2 of the Employee Investment Act (British Columbia) and whose business objective is making multiple investments, and (ii) a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia) whose business objective is making multiple investments.
“non-redeemable investment fund” means an issuer:
(a)	whose primary purpose is to invest money provided by its securityholders;
(b)	that does not invest for the purpose of
(i)	exercising or seeking to exercise control of an issuer other than an issuer which is a mutual fund or a non-redeemable investment fund, or
(ii)	being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and
(c)	that is not a mutual fund.
“person” includes
(a)	an individual,
(b)	a corporation,
(c)	a partnership, party, trust, fund, and an association, syndicate, or other organized group of persons, whether incorporated or not, and
(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.
“related liabilities” means
(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or
(b)	liabilities that are secured by financial assets.
“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);
“spouse” means an individual who
(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,
(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or
(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.
Affiliates and Control
1.	an issuer is considered to be an “affiliate” of another issuer if one of them is the subsidiary of the other, or each of them is controlled by the same person.
2.	a person (the “first person”) is considered to “control” another person (the “second person”) if
(a)
the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or
(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

The foregoing representations contained in this Canadian Accredited Investor Certificate are true and accurate as of the date of this Certificate and will be true and accurate as of the time of issuance of the Shares.  If any such representations shall not be true and accurate prior to the time of issuance of the Shares, the undersigned shall give immediate written notice of such fact to the Company and its legal counsel prior to the time of issuance of the Shares.

Dated: __________________________	Signed: _________________________________

_________________________________ Witness (If Subscriber is an Individual)	_________________________________________ Print the name of Subscriber

_________________________________ Print Name of Witness	_________________________________________ If Subscriber is a corporation, print name and title of Authorized Signing Officer

APPENDIX I TO SCHEDULE B
FORM 45-106F9
RISK ACKNOWLEDGEMENT FORM
 ACCREDITED INVESTORS
INDIVIDUAL ACCREDITED INVESTORS ONLY
WARNING!
 This investment is risky.  Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Shares of common stock	Company: VirtualArmour International Inc.
Purchased from: The Company
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
Your Initials:
This investment is risky. Initial that you understand that:
Risk of loss - You could lose your entire investment of US$_________ [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk - You may not be able to sell your investment quickly - or at all.
Lack of information -You may receive little or no information about your investment
Lack of advice - You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered.  The salesperson is the person who meets with you, or provides information to, you about making this investment.  To check whether the salesperson is registered, go to www.aretheyregistered.ca.

3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment.  Initial the statement that applies to you.  (You may initial more than one statement.)  The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor.  That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet the criteria:
Your Initials:
• Your net income before taxes was more than CAD$200,000 in each of the 2 most recent calendar years and you expect it to be more than CAD$200,000 in the current calendar year.  [You can find your net income taxes on your personal income tax return].

• Your net income before taxes combined with your spouse’s was more than CAD$300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than CAD$300,00 in the current calendar year.

• Either alone or with your spouse, you own more than CAD$1 million in cash and securities, after subtracting any debt related to the cash and securities.
• Either alone or with your spouse, you have net assets of worth more than CAD$5 million. (Your net assets are your total assets (including real estate) minus your total debt).
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction:  The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment.  That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]

First and last name of salesperson (please print): Nick Dinsmoor
Telephone: 720-644-0913	Email: nick.dinsmoor@virtualarmour.com
Name of firm (if registered): N/A
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment
VirtualArmour International Inc.
8085 S Chester Street, Suite 108
Centennial, CO 80112
 http://www. virtualarmour.com
For more information about prospectus exemptions, contact your local securities regulator.  You can find contact information at www.securities-administrators.ca